Exhibit 99.1

CallidusCloud Announces Third Quarter SaaS Revenue Increases 26% to $38.7 Million

-	Total Q3 Revenue of $52.5 Million
-	Operating Cash Flow of $7.8 Million
-	Completed Follow-on Offering Raising $87.1 Million

DUBLIN, CA., November 1, 2016— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing, learning and customer experience solutions, today announced financial results for the third quarter ended September 30, 2016.

"Q3 was a great quarter with solid sales execution, strong financial performance, and a successful follow-on offering,” said Leslie Stretch, president and CEO of CallidusCloud. “We anticipate our sales momentum will continue in 2017.”

Financial Highlights for the Third Quarter 2016
SaaS revenue was $38.7 million, an increase of 26% over the same quarter in the prior year, while maintenance revenue was $2.8 million, resulting in total recurring revenue of $41.5 million. SaaS revenue growth continues to benefit from success in our Lead to Money suite. Professional services revenue was $11.0 million. Total reported revenue was $52.5 million for the third quarter, an increase of 17%. SaaS billings growth rate was 31% and normalized billings growth was 26% over last year. Cash and short-term investments were $186.2 million, including $87.1 million in net proceeds from our September 2016 follow-on stock offering. Cash flow from operations for the quarter was $7.8 million, compared to cash flow from operations of $9.9 million in the same quarter of the prior year.

GAAP Performance
•	Recurring revenue gross margin was 74%, consistent with the corresponding period in the prior year.
•	Overall gross margin was 62%, compared to 61% for the same quarter in the prior year.
•	Operating loss was $3.6 million compared to $2.0 million for the same quarter in the prior year.
•	Net loss was $3.9 million, or ($0.07) on a per share basis, compared to net loss of $2.2 million, or ($0.04) on a per share basis for the same quarter in the prior year.
Non-GAAP Performance
The following non-GAAP measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
•	Recurring revenue gross margin was 77%, consistent with the corresponding period in the prior year.
•	Overall gross margin was 65%, compared to 64% for the same quarter in the prior year.
•	Operating income was $5.0 million, compared to $3.5 million for the same quarter in the prior year.
•	Net income was $4.8 million, or $0.08 per fully diluted share, compared to $3.2 million, or $0.06 per fully diluted share, for the same quarter in the prior year.
Business Highlights for the Third Quarter 2016
• CallidusCloud was named in the top 20 of this year’s Selling Power 50 Best Companies to Sell For list. The list recognizes companies that have great sales processes including training, coaching and compensation strategies.
• CallidusCloud released powerful new innovations in its Lead to Money suite including new compensation plan distribution and performance visualizations in Commissions and voice-driven coaching objectives in Sales Performance Manager.
• CallidusCloud’s Litmos Learning Platform was named a leader in Learning Management Systems, and also earned the highest overall score for satisfaction among more than 100 vendors, by G2 Crowd, an industry-leading review platform.
• CallidusCloud completed a follow-on stock offering of 5.1 million shares, resulting in $87.1 million in net cash proceeds to the Company. The offering, which was over-subscribed, brings new investors into the stock and further strengthens our financial condition.

Financial Outlook for 2016 – Fourth Quarter and Full Year
For the fourth quarter of 2016, the Company expects SaaS revenue to be between $41.0 million and $42.0 million. Maintenance revenue is expected to be between $2.0 million and $2.2 million. The Company expects total revenue to be between $54.0 million and $55.0 million. GAAP operating loss is expected to be between $3.6 million and $4.1 million, with GAAP net loss per share between $0.06 and $0.07. Non-GAAP operating income is expected to be between $4.7 million and $5.7 million, with non-GAAP income per diluted share between $0.06 and $0.08. We expect normalized billings for the fourth quarter to be between 25 and 30%.
For the full year of 2016, the Company is updating SaaS revenue guidance to be between $150.4 million and $151.4 million, or a 30 to 31% growth rate. Maintenance revenue is expected to be between $10.9 million and $11.1 million. The Company expects total revenue to be between $204.6 million and $205.6 million. GAAP operating loss is expected to be between $16.8 million and $17.3 million, with GAAP net loss per share between $0.31 and $0.32. The Company is updating non-GAAP operating income to be between $17.0 million and $18.0 million, with non-GAAP income per diluted share between $0.25 and $0.27.
Preliminary Outlook for 2017
For the full year of 2017, the Company expects SaaS revenue to be between $189.0 million and $196.0 million, representing 25 to 30% growth, and maintenance revenue between $5.0 million and $6.0 million. Total revenue is expected to be between $240.0 million and $246.0 million.

Conference Call
In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Daylight Time (PDT) today to discuss the third quarter and outlook for the fourth quarter 2016 and full year 2016. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.
Webcast site: http://www.calliduscloud.com/about-us/investor-relations
Dial-in: 866-324-2828 (International callers: 678-509-7525)
Passcode: 94533428
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud
Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud-based sales, marketing, learning and customer experience solutions. CallidusCloud enables organizations to accelerate and maximize their Lead to Money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Approximately 5,000 leading organizations, across all industries, rely on CallidusCloud to optimize the Lead to Money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures
In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud’s operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Our non-GAAP measures reflect adjustments based on the following items:
Stock-based compensation expense: We have excluded the effect of stock-based compensation expense from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe the exclusion of stock-based compensation expense provides a useful comparison of our operating results to our peers.
Restructuring and other expense: We have excluded the effect of restructuring and other expense from our non-GAAP operating expenses, operating income, net income and net income per diluted share. Restructuring and other expense consists of employee severance, facility exit costs, impairment of intangible assets and incremental depreciation expense as a result of the change in the estimated useful life of assets abandoned. We feel it is useful to investors to understand the effects of these items on our financial results.
Patent litigation and settlement costs and patent litigation estimates: We have excluded the effect of patent infringement and litigation defense costs, settlement costs and patent litigation estimates from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe patent litigation and settlement costs and patent litigation estimates are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude these costs during our evaluation of our business performance.
Amortization of acquired intangible assets: We have excluded the effect of amortization and gain on sale of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, net income and net income per diluted share. Amortization of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.
Acquisition-Related Costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income per diluted share. These costs include legal and transactional costs associated with acquisition activities as well as expense related to earnouts that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.
Taxes: We have excluded the tax expense related to the acquisitions from our non-GAAP operating net income and net income per diluted share.  These costs include the tax expense relating to the difference between book and tax goodwill that we would not have otherwise incurred in presenting taxes on our normal operating activities.
Additionally, the Company believes the following supplemental non-GAAP financial information is useful to investors and others in assessing its operating performance. A calculation of the supplemental non-GAAP financial information is provided in the table titled “Non-GAAP Supplemental Financial Information.”

•	SaaS billings is calculated as SaaS revenue plus the change in SaaS deferred revenue in a period.
•	Normalized SaaS billings is calculated as SaaS revenue plus the change in SaaS deferred revenue in a period plus or minus the effect of multiple year SaaS billings in that period.
We believe that normalized SaaS billings provide valuable insight into the sales of our solutions and the performance of our business. We do not consider normalized SaaS billings as a substitute for revenue recognition or revenue measurement.
Note on Forward-Looking Statements
The forward-looking statements included in this press release, including for example discussion of our commercial prospects, estimates of future revenues, operating income/loss and expenses, earnings per share, stock-based compensation expenses, amortization of acquired intangible assets, acquisition-related costs, restructuring and other expenses, and patent litigation and settlement costs and estimates reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3238, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.
© 2016 Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, 6FigureJobs, BridgeFront, Clicktools, iCentera, Lead to Money, LeadFormix, LeadRocket, Learnpass, Litmos, the Litmos logo,  Love Your LMS, Portals for Mortals, Producer Pro, SalesGenius, Surve, Syncfrog, Thunderbridge, TrueComp, ViewCentral and Badgeville are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact
Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Recurring	$41,465	$34,301	$118,361	$93,907
Services and license	11,042	10,643	32,275	32,396
Total revenue	52,507	44,944	150,636	126,303
Cost of revenue:
Recurring	10,948	9,034	31,047	25,233
Services and license	9,229	8,318	25,822	24,041
Total cost of revenue	20,177	17,352	56,869	49,274
Gross profit	32,330	27,592	93,767	77,029

Operating expenses:
Sales and marketing	18,357	14,855	56,942	43,377
Research and development	8,637	6,846	23,127	18,886
General and administrative	8,894	7,883	26,445	24,413
Restructuring and other	80	—	482	234
Total operating expenses	35,968	29,584	106,996	86,910
Operating loss	(3,638)	(1,992)	(13,229)	(9,881)
Interest income and other income (expense), net	(3)	(38)	(55)	(414)
Interest expense	(48)	(26)	(130)	(149)
Loss before provision for income taxes	(3,689)	(2,056)	(13,414)	(10,444)
Provision for income taxes	258	187	755	566
Net loss	$(3,947)	$(2,243)	$(14,169)	$(11,010)
Net loss per share
Basic and Diluted	$(0.07)	$(0.04)	$(0.25)	$(0.20)

Weighted average shares used in computing net loss per share:
Basic and Diluted	58,009	56,104	57,237	54,156

CALLIDUS SOFTWARE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$167,116	$77,232
Short-term investments	19,123	19,977
Accounts receivable, net	48,444	43,461
Prepaid and other current assets	14,699	11,385
Total current assets	249,382	152,055

Property and equipment, net	31,566	20,540
Goodwill	56,682	50,146
Intangible assets, net	17,684	14,885
Deposits and other non current assets	3,947	4,016
Total assets	$359,261	$241,642

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,572	$3,636
Accrued payroll and related expenses	13,983	12,510
Accrued expenses	18,627	11,017
Deferred revenue	88,690	74,644
Total current liabilities	124,872	101,807

Deferred revenue, noncurrent	4,308	5,186
Deferred income taxes, noncurrent	1,455	1,477
Other noncurrent liabilities	6,401	4,371
Total liabilities	137,036	112,841

Stockholders’ equity:
Common stock	63	56
Additional paid-in capital	538,225	428,776
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive loss	(3,597)	(1,735)
Accumulated deficit	(298,036)	(283,866)
Total stockholders’ equity	222,225	128,801
Total liabilities and stockholders’ equity	$359,261	$241,642

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(14,169)	$(11,010)
Adjustments to reconcile net loss to net cash used provided by activities:
Depreciation expense	5,656	4,501
Amortization of intangible assets	4,616	3,985
Provision for doubtful accounts	1,227	1,097
Stock-based compensation	20,910	13,924
Loss on foreign currency from market-to-market derivative	(1)	-
Excess tax benefits from stock-based compensation	(26)	(29)
Deferred income taxes	13	(381)
Loss on disposal of property and equipment	22	10
Net amortization on investments	132	78
Changes in operating assets and liabilities:
Accounts receivable	(6,037)	3,373
Prepaid and other current assets	(3,374)	487
Other noncurrent assets	118	104
Accounts payable	19	3
Accrued expenses	(225)	17
Accrued payroll and related expenses	1,473	14
Accrued restructuring and other expenses	314	(99)
Deferred revenue	10,101	4,448
Net cash provided by operating activities	20,769	20,522

Cash flows from investing activities:
Purchases of investments	(12,113)	(19,444)
Proceeds from maturities and sale of investments	12,876	3,554
Purchases of property and equipment	(7,091)	(9,548)
Purchases of intangible assets	(687)	(524)
Acquisitions, net of cash acquired	(11,500)	(4,365)
Net cash used in investing activities	(18,515)	(30,327)

Cash flows from financing activities:
Proceeds from follow-on offering, net of issuance costs	87,144	64,372
Proceeds from issuance of common stock	4,082	4,236
Restricted stock units acquired to settle employee withholding liability	(2,705)	(2,656)
Excess tax benefits from stock-based compensation	26	29
Repayment of line of credit	-	(10,482)
Payment of consideration related to acquisitions	(510)	(1,802)
Payment of principal under capital leases	-	(778)
Net cash provided by financing activities	88,037	52,919
Effect of exchange rates on cash and cash equivalents	(407)	(197)
Net increase in cash and cash equivalents	89,884	42,917
Cash and cash equivalents at beginning of period	77,232	34,200
Cash and cash equivalents at end of period	$167,116	$77,117

CALLIDUS SOFTWARE INC.
GAAP TO NON-GAAP ADJUSTMENT SUMMARY
(In thousands)
(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs and estimates, acquisition-related costs, tax impact from acquisitions and restructuring and other expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenues:
Recurring	$1,334	$984	$3,656	$2,789
Services and license	530	287	1,567	886
Operating expenses:
Sales and marketing	2,675	1,657	7,616	4,926
Research and development	1,251	745	3,592	2,192
General and administrative	2,782	1,533	8,614	6,517
Restructuring and other	80	244	482	478
Taxes	82	-	142	-
Total	$8,734	$5,450	$25,669	$17,788

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(In thousands, except for percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Non-GAAP gross profit reconciliation:

Gross profit	$32,330	$27,592	$93,767	$77,029

Gross margin	62%	61%	62%	61%
Add back:
Non-cash stock-based compensation	918	546	2,916	1,661
Non-cash amortization of acquired
intangible assets	946	725	2,306	2,015
Non-GAAP gross profit	$34,194	$28,863	$98,989	$80,705

Gross margin	65%	64%	66%	64%

Non-GAAP recurring revenue gross profit reconciliation:

Recurring revenue gross profit	$30,517	$25,267	$87,314	$68,674

Recurring revenue gross margin	74%	74%	74%	73%
Add back:
Non-cash stock-based compensation	388	269	1,350	806
Non-cash amortization of acquired
intangible assets	946	715	2,306	1,984
Non-GAAP recurring revenue gross profit	$31,851	$26,251	$90,970	$71,464

Recurring revenue gross margin	77%	77%	77%	76%

Non-GAAP operating expense reconciliation:

Operating expenses	$35,968	$29,584	$106,996	$86,910
Operating expenses, as a % of total
revenues	69%	66%	71%	69%
Subtract:
Non-cash stock-based compensation	(5,928)	(3,469)	(17,993)	(12,262)
Non-cash amortization of acquired
intangible assets	(501)	(437)	(1,308)	(1,278)
Patent litigation and settlement costs	(29)	(29)	(86)	(94)
Acquisition-related costs	(250)	(244)	(435)	(244)
Restructuring and other	(80)	-	(482)	(234)
Non-GAAP operating expenses	$29,180	$25,405	$86,692	$72,798
Non-GAAP operating expenses, as a %
of total revenues	56%	57%	58%	58%

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
(In thousands, except for percentages and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Non-GAAP operating income (loss) reconciliation:

Operating loss	$(3,638)	$(1,992)	$(13,229)	$(9,881)
Operating loss, as a % of total
revenues	(7)%	(4)%	(9)%	(8)%
Add back:
Non-cash stock-based compensation	6,846	4,015	20,910	13,924
Non-cash amortization of acquired
intangible assets	1,447	1,162	3,614	3,293
Patent litigation and settlement costs	29	29	86	94
Acquisition-related costs	250	244	435	244
Restructuring and other	80	-	482	234
Non-GAAP operating income	$5,014	$3,458	$12,298	$7,908
Non-GAAP operating income, as a %
of total revenues	10%	8%	8%	6%

Non-GAAP net income (loss) reconciliation:

Net loss	$(3,947)	$(2,243)	$(14,169)	$(11,010)
Net loss, as a % of total
revenues	(8)%	(5)%	(9)%	(9)%
Add back:
Non-cash stock-based compensation	6,846	4,015	20,910	13,924
Non-cash amortization of acquired
intangible assets	1,447	1,162	3,614	3,293
Patent litigation and settlement costs	29	29	86	94
Acquisition-related costs	250	244	435	244
Restructuring and other	80	-	482	234
Taxes	82	-	142	-
Non-GAAP net income	$4,787	$3,207	$11,500	$6,779
Non-GAAP net income, as a %
of total revenues	9%	7%	8%	5%

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic and diluted share	$(0.07)	$(0.04)	$(0.25)	$(0.20)
Add back:
Non-cash stock-based compensation	0.11	0.07	0.35	0.25
Non-cash amortization of acquired
intangible assets	0.02	0.02	0.06	0.06
Patent litigation and settlement costs	-	-	-	-
Acquisition-related costs	0.01	0.01	0.01	0.01
Restructuring and other	-	-	0.01	-
Taxes	-	-	-	-
Diluted share impact on GAAP loss	0.01	-	0.01	-
Non-GAAP net income per diluted share	$0.08	$0.06	$0.19	$0.12

Basic and fully diluted shares reconciliation:

Basic shares	58,009	56,104	57,237	54,156
Add back:
Weighted average effect of dilutive securities	2,212	1,386	2,008	1,551
Diluted shares	60,221	57,490	59,245	55,707

CALLIDUS SOFTWARE INC.
Non-GAAP Supplemental Financial Information
(unaudited)
(In thousands, except for percentages)

	Three Months Ended
	September 30,
SaaS Billings	2016	2015
SaaS revenue	$38,723	$30,795

Add back:
Increase in SaaS deferred revenue	6,503	3,690
SaaS billings	$45,226	$34,485

SaaS billings growth rate	31%

Normalized Billings
SaaS billings	$45,226	$34,485
Multi-year billings impact	(1,181)	539
Normalized SaaS billings	$44,045	$35,024

Normalized SaaS billings growth rate	26%

CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the Company assumes no obligation to update.

REVENUE GUIDANCE
(In thousands)
(unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2016	December 31, 2016

SaaS revenue	$41,000 - $42,000	$150,400 - $151,400
Maintenance revenue	$2,000 - $2,200	$10,900 - $11,100
Total revenue	$54,000- $55,000	$204,600 - $205,600

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE MEASURES
(In thousands, except for per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2016		December 31, 2016
	From	To	From	To
Non-GAAP operating income (loss) reconciliation:

GAAP operating loss	$(3,600)	$(4,100)	$(16,800)	$(17,300)

Add back:
Non-cash stock-based compensation	6,600	7,100	27,500	28,000
Non-cash amortization of acquired
intangible assets	1,400	1,800	5,000	5,400
Acquisition, patent litgation, restructuring and other	300	900	1,300	1,900
Non-GAAP operating income	$4,700	$5,700	$17,000	$18,000

	Three Months Ended		Twelve Months Ended
	December 31, 2016		December 31, 2016
Non-GAAP net income (loss) per share reconciliation:	From	To	From	To

GAAP net loss per basic share	$(0.06)	$(0.07)	$(0.31)	$(0.32)

Add back:
Non-cash stock-based compensation	0.10	0.11	0.45	0.46
Non-cash amortization of acquired
intangible assets	0.02	0.03	0.08	0.09
Acquisition, patent litgation, restructuring and other	-	0.01	0.02	0.03
Taxes	-	-	-	-
Diluted share impact on GAAP earnings	-	-	0.01	0.01
Non-GAAP net income per diluted share	$0.06	$0.08	$0.25	$0.27

Shares used to calculate guidance:
Basic shares	63,500	64,000	58,500	59,000
Diluted shares	66,000	66,500	61,000	61,500